EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2005 (May 23, 2005 as to the effects of the restatement discussed in Note 16), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 16, relating to the consolidated balance sheet of Phoenix Footwear Group, Inc. and subsidiaries as of January 1, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the two years in the period ended January 1, 2005, and the related financial statement schedule for the two year period ended January 1, 2005, appearing in the Annual Report on Form 10-K of Phoenix Footwear Group, Inc. for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

December 28, 2006